UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2005

Riverview Bancorp, Inc.
(Exact name of registrant as specified in its charter)

Washington	0-22957	91-1838969
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

900 Washington Street, Suite 900, Vancouver, Washington		98660
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number (including area code): (360) 693-6650

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions.

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


Item 2.06 Material Impairments

        On January 20, 2005, Riverview Bancorp, Inc. issued a press release announcing that it intends to record an other-than-temporary impairment charge related to Fannie Mae and Freddie Mac preferred stock held in its available for sale investment portfolio for the quarter ended December 31, 2004. The other-than-temporary-impairment totals approximately $890,000, after-tax, or $0.18 per diluted share.

        For additional information, reference is made to the press release attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

        (c)        Exhibits

        99.1     Press Release of Riverview Bancorp, Inc. dated January 20, 2005.


SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                                                             RIVERVIEW BANCORP, INC.

DATE: January 20, 2005                                        By: /s/Ronald Dobyns
                                                                                    Ronald Dobyns
                                                                                    Senior Vice President and Chief Financial Officer


Exhibit 99.1


RIVERVIEW BANCORP                                                             THE CEREGHINO GROUP

                                                                                                      Corporate Investor Relations
                                                                                                      5333 - 15th Avenue South, Suite 1500
Contacts:  Pat Sheaffer or Ron Wysaske,                                        Seattle, WA 98108
                Riverview Bancorp 360-693-6650                                 206.762.0993
                                                                                                       www.stockvalues.com

RIVERVIEW BANCORP TO REPORT NON-CASH CHARGE IN FISCAL THIRD QUARTER 2005 RELATED TO FNMA AND FHLMC PREFERRED STOCK

Vancouver, WA - January 20, 2005 - Riverview Bancorp, Inc. (Nasdaq: RVSB) today announced that it intends to record an other-than-temporary non-cash, non-operating impairment charge of approximately $890,000 after-tax, or $0.18 per diluted share, in fiscal third quarter 2005 ended December 31, 2004, related to certain Fannie Mae (Federal National Mortgage Association) and Freddie Mac (Federal Home Loan Mortgage Corporation) preferred stock that it holds.

Riverview holds these investment grade securities as part of its available for sale investment portfolio. Under Generally Accepted Accounting Principles the market devaluations have been recorded as a reduction in comprehensive income. Bank management has been closely following the market valuations of these securities and recent financial news on these agencies, and has concluded that these securities are other-than-temporarily impaired under guidance provided by Financial Accounting Standards Board (FASB) 115.

"We are simply making an 'abundance of caution' move as we do not believe the non-cash impairment charge reflects the true long-term value of these investments," said Pat Sheaffer, Chairman and CEO. "We believe this is the conservative interpretation of current accounting standards."

"We look forward to continuing to deliver strong results to our shareholders and to the communities we serve. We believe this adjustment at this time eliminates uncertainty about the potential future effects of either of these issues," Sheaffer added.

Riverview Bancorp, Inc. (www.riverviewbank.com) is headquartered in Vancouver, Washington - just north of Portland, Oregon on the I-5 corridor. It is the parent company of the 81 year-old Riverview Community Bank, as well as Riverview Mortgage and Riverview Asset Management Corp. There are 13 Southwest Washington branches, including nine in Clark County - the second fastest growing county in the state, and one lending center. The bank offers true community banking services, focusing on providing the highest quality service and financial products to commercial and retail customers. The company recently announced the signing of a definitive merger agreement with American Pacific Bank (Nasdaq: AMPB), a Portland, Oregon bank with assets of $125 million. Pending regulatory and shareholder approvals, the company expects to close the transaction within the first calendar quarter of 2005.

Statements concerning future performance, developments or events, concerning expectations for growth and market forecasts, and any other guidance on future periods, constitute forward-looking statements, which are subject to a number of risks and uncertainties that might cause actual results to differ materially from stated objectives. These factors include but are not limited to: RVSB's ability to maintain current dividend payments or increase dividend payouts to shareholders, regional economic conditions and the company's ability to efficiently manage expenses. Additional factors that could cause actual results to differ materially are disclosed in Riverview Bancorp's recent filings with the SEC, including but not limited to Annual Reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K.

Note: Transmitted on Business Wire on January 20, 2005 at 5:00 a.m. PST.
